UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 14, 2012, Charles Hilliard resigned as President and Chief Financial Officer of Demand Media, Inc. (the “Company”), effective on August 16, 2012. Following his resignation, Mr. Hilliard will become Special Adviser to the Board of Directors of the Company.
In connection with his resignation, Mr. Hilliard entered into a Consulting Agreement and General Release with the Company dated as of June 14, 2012 (the "Consulting Agreement"), the initial term of which is one year. Under the Consulting Agreement, Mr. Hilliard will receive the following benefits in connection with consulting services that he will provide to the Company and its Board of Directors beginning on August 16, 2012: (1) an annual consulting fee of $30,000 payable in quarterly installments in arrears, (2) an annual grant of 15,000 non-qualified stock options that vest in 4 equal quarterly installments from the date of grant, subject to acceleration under certain circumstances and (3) expense reimbursement for reasonable out-of-pocket expenses incurred by Mr. Hilliard in connection with performing his services under the Consulting Agreement. Subject to Mr. Hilliard's execution and non-revocation of the General Release, Mr. Hilliard will also receive (i) a pro-rated bonus in respect of services through August 16, 2012 in the amount of $123,700, (ii) twelve (12) months of Company-subsidized COBRA coverage and participation in the Company's executive medical reimbursement plan for Mr. Hilliard and his eligible dependents, (iii) accelerated vesting of unvested stock options and restricted stock units previously granted to Mr. Hilliard prior to August 16, 2012, to the extent that such awards would have otherwise vested on or prior to August 16, 2013, (iv) continued vesting of other unvested stock options and restricted stock units beginning on August 16, 2013 on their original vesting dates and (iv) an extension to exercise vested stock options until one year after the termination of the Consulting Agreement. In the event that the Company terminates the Consulting Agreement without cause, undergoes a change of control or elects not to renew the Consulting Agreement for an additional term (or if Mr. Hilliard dies or becomes disabled), all of Mr. Hilliard's unvested stock options and restricted stock units will vest and stock options will become exercisable until the later of one year after such event or August 16, 2014.

On June 14, 2012, the Company also announced the appointment of Mel Tang, 37, as Chief Financial Officer, upon the effective date of Mr. Hilliard's resignation. Mr. Tang previously served as the Company's Senior Vice President--Finance and Treasurer since August 2006. Prior to joining the Company, from 2002 to 2006, Mr. Tang was a media investment banker at UBS Investment Bank, from 2000 to 2002, Mr. Tang worked at Prime Ventures, LLC and from 1998 to 2000, Mr. Tang was an investment banker at Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Tang graduated magna cum laude from the University of Pennsylvania with a B.S.Econ., Finance and a B.S.Eng., Mechanical Engineering and Applied Mechanics.

As of the date of this report, Mr. Tang has an employment agreement with the Company, dated as of August 5, 2010 (the "Employment Agreement"), the term of which runs through January 25, 2015, pursuant to which Mr. Tang currently is entitled to receive an annual base salary of $240,875. In addition, the Employment Agreement provides that Mr. Tang (i) is eligible to receive an annual cash performance bonus targeted at 50% of base salary, based on the achievement of performance criteria established by the Company's compensation committee, and (ii) is entitled to participate in the Company's eligible customary health, welfare and fringe benefit plans.

Under the Employment Agreement, if Mr. Tang's employment is terminated by the Company without cause, if Mr. Tang terminates his employment for good reason in connection with a change of control or if Mr. Tang's employment terminates as a result of his death or disability, he will be entitled to receive the following (subject to the delivery and non-revocation of a general release of claims in favor of the Company): (a) six (6) months of continuation payments of his base salary then in effect (or such shorter period as may be necessary to avoid substantial tax penalties, if applicable), (b) a lump-sum payment in an amount equal to any unearned but unpaid bonus for the prior calendar year, (c) six (6) months of Company-subsidized COBRA coverage for Mr. Tang and his eligible dependents and (d) accelerated vesting of all outstanding equity awards held by Mr. Tang at the time of termination, if Mr. Tang's employment is terminated as described above, within ninety (90) days prior to, on or within one (1) year following a change of control of the Company.

In connection with entering into Employment Agreement, Mr. Tang was granted a non-qualified stock option covering 175,000 shares of the Company's common stock with a strike price of $18.00 per share that vests over four years in equal installments on each monthly anniversary of the closing date of our initial public offering (January 25, 2011), subject to Mr. Tang's continued service with the Company. In connection with his employment with the Company, Mr. Tang has also previously received other awards of stock options, restricted stock and restricted stock units under the Company's equity incentive plans from time to time.

It is anticipated that on or prior to August 16, 2012, certain changes will be made to Mr. Tang's Employment Agreement to be consistent with those of a senior executive officer of the Company in connection with his appointment as Chief Financial Officer, the terms of which will be disclosed following the execution thereof.

Item 7.01	Regulation FD Disclosure

On June 14, 2012, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K. A copy of the Company's press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
99.1	Demand Media, Inc. Press Release dated June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	DEMAND MEDIA, INC.
	By:	/s/ Matthew Polesetsky
Matthew Polesetsky
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Demand Media, Inc. Press Release dated June 14, 2012.